Exhibit 10.1.5
                                    AMENDMENT
                                     TO THE
                              PHONE1GLOBALWIDE INC.
                              STOCK INCENTIVE PLAN

         WHEREAS, Phone1Globalwide Inc. (the "Company") maintains the Phone1Globalwide Inc. Stock Incentive Plan (the "Plan");

         WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors may at any time amend the Plan; and

         WHEREAS, the Board of Directors desires to amend the Plan.

         NOW, THEREFORE, pursuant to Section 10 of the Plan, the Plan is hereby amended, effective as of April 16, 2002, as follows:

         1. Section 6.3(d) of the Plan is amended in its entirety to read as follows:

                  (d) Method of Exercise. Subject to whatever installment exercise and waiting period and vesting provisions apply under subparagraph (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Committee specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) if the Common Stock is traded on a national securities exchange, The Nasdaq Stock Market, Inc., quoted on a national quotation system sponsored by the National Association of Securities Dealers or on the Over The Counter Bulletin Board, and the Committee authorizes, through a "cashless exercise" procedure whereby the Participant delivers irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the exercise price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant for a period of at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for and the conditions of Section 13.5 are satisfied."

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this __ day of April, 2002.

                                                     PHONE1GLOBALWIDE INC.


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